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                                                                    EXHIBIT 23.6

                    ST. ONGE STEWARD JOHNSTON AND REENS LLC
                               986 BEDFORD STREET
                            STAMFORD, CT 06905-5619

                                                     September 13, 1996

Thermo BioAnalysis Corporation
c/o Thermo Electron Corporation
81 Wyman Street
Post Office Box 9046
Waltham, MA 02254-9046

     Re:  Thermo BioAnalysis Corporation

Dear Sirs:

     I hereby consent to the reference to my firm under the captions "Risk Factors -- Dependence on Patents and Proprietary Rights," "Business -- Patents and Proprietary Technology" and "Experts" in Thermo BioAnalysis Corporation's Registration Statement on Form S-1.

                                            Very truly yours,

                                            WESLEY W. WHITMYER, JR.